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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Simmons Company of our reports dated March 22, 2005 and March 19, 2004 relating to the financial statements and financial statement schedule of Simmons Company, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Atlanta, Georgia
April 18, 2005